UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 6, 2026

Transcat, Inc.
(Exact name of registrant as specified in its charter)

Ohio	000-03905	16-0874418
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

35 Vantage Point Drive, Rochester, New York	14624
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(585) 352-7777

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.50 par value	TRNS	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01	Entry into a Material Definitive Agreement

To the extent required by Item 1.01 of Form 8-K, the information contained in Item 5.02 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Executive Officer Transition

On March 6, 2026, the Board of Directors (the “Board”) of Transcat, Inc. (the “Company”) appointed Jaime Irick to become the Company’s President and Chief Executive Officer as of March 29, 2026 (the “Effective Date”). Mr. Irick, age 51, most recently served as the Chief Executive Officer of The Pittsburgh Paints Company, a multi-billion dollar paints, stains and building products company serving homeowners and professionals, from December 2024 to February 2025. Mr. Irick served as Senior Vice President, Architectural Coatings, U.S. and Canada, and Traffic Solutions of PPG Industries, Inc., a global manufacturer and distributor of paints, coatings and specialty products, where he led a team of 7,000 employees to deliver innovative products and services for their customers, from May 2022 to December 2024 after having served as Vice President, Architectural Coatings, U.S. and Canada, from May 2019 to May 2022. Prior to his service at PPG, Mr. Irick was Vice President and President, Life Fitness, for Brunswick Corporation from January 2017 to December 2018. From 2003 to 2016, he held roles with increasing levels of responsibility in General Electric Company, including as a GE Company Officer. Before his business career, Mr. Irick served as a Field Artillery Officer in the U.S. Army for five years. Mr. Irick currently serves as a member of the board of directors of Illinois Tool Works Inc. (NYSE: ITW), a Fortune 300 industrial manufacturer. As previously disclosed, Lee D. Rudow will resign from the Board and transition to a senior advisory role effective as of March 28, 2026 to provide continuity for the Company through the fiscal year ending March 27, 2027 (“fiscal 2027”). Mr. Rudow’s resignation is not due to any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices. Also on March 6, 2026, the Board appointed Mr. Irick to fill the vacancy created by Mr. Rudow’s resignation from the Board for a term expiring at the Company’s 2027 annual meeting of shareholders. Once his appointment is effective, Mr. Irick will serve on the Executive Committee.

On March 6, 2026, the Company entered into an executive employment agreement (the “Employment Agreement”) with Mr. Irick that will become effective on the Effective Date. Pursuant to the Employment Agreement, Mr. Irick will be entitled to an initial base salary of $650,000 per annum, a target performance-based cash incentive award of 100% of his base salary for fiscal 2027, and equity incentive awards under the Company’s long-term incentive compensation plan, consistent with the Company’s historical awards for executive officers, with a target value of $2.3 million for fiscal 2027. Mr. Irick will be subject to the Company’s stock ownership objectives for directors and executive officers and is eligible to participate in and receive benefits under the Company’s standard benefit programs.

The initial term of the Employment Agreement is three years, which will automatically renew for one-year periods thereafter. If the Employment Agreement is not renewed by the Company, if Mr. Irick terminates the Employment Agreement for good reason, or if the Company terminates Mr. Irick without cause, then he will be entitled to severance pay in an amount equal to 12 months of his base salary, continuing healthcare coverage, and earned cash bonus. If Mr. Irick’s employment is terminated in connection with a change in control, Mr. Irick will be entitled to certain payment and benefits in an amount equal to his full salary, bonus and benefits for 24 months after the date of termination of his employment as well as the immediate vesting of certain equity awards pursuant to the Company’s Form of Agreement for Severance Upon Change in Control, which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 23, 2024.

Other than as disclosed in this Current Report, there are no arrangements or understandings between Mr. Irick and any other person with respect to his appointment as President and Chief Executive Officer, nor with respect to his appointment to serve as a director of the Board, and there are no family relationships between him and any director or executive officer of the Company. Neither Mr. Irick, nor any of his immediate family has been a party to any transaction with the Company, nor is any such transaction currently proposed, that would be reportable under Item 404(a) of Regulation S-K.

Chief Financial Officer Compensation

On March 6, 2026, the Compensation Committee of the Board approved an increase in compensation for Thomas L. Barbato, the Company’s Chief Financial Officer, effective as of the Effective Date. For fiscal 2027, Mr. Barbato will be entitled to a base salary of $480,000 per annum and a target performance-based cash incentive award of 70% of his base salary.

Indemnification Agreement

On March 6, 2026, the Board approved an updated form of indemnification agreement that the Company intends to enter into with its current and future directors and executive officers (individually, the “Indemnification Agreement” and collectively, the “Indemnification Agreements”). The Indemnification Agreement will, among other things, require the Company to indemnify each director and executive officer to the fullest extent permitted by law, including indemnification of expenses and certain judgments, penalties, fines and settlement amounts incurred by the director or executive officer in any proceeding arising out of such person’s services as a director or executive officer. The Indemnification Agreement also sets forth certain exclusions from such indemnification rights, procedures with respect to requesting and obtaining indemnification, advancement of expenses and other customary provisions. The Indemnification Agreement is intended to provide indemnification rights to the fullest extent permitted under the Ohio General Corporation Law and shall be in addition to any other rights the directors and executive officers may have under the Company’s Articles of Incorporation, as amended, or Code of Regulations, as amended.

The foregoing descriptions of the Employment Agreement and Indemnification Agreement do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the full text of the Employment Agreement and Indemnification Agreement, which are attached as Exhibit 10.1 and 10.2 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On March 9, 2026, the Company issued a press release regarding the matters described in this Current Report on Form 8-K. A copy of the press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under such section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
#10.1	Executive Employment Agreement, between Transcat, Inc and Jaime Irick, effective as of March 29, 2026.
#10.2	Form of Indemnification Agreement
99.1	Transcat, Inc. Press Release dated March 9, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

#	Management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSCAT, INC.

Dated: March 9, 2026	By:	/s/ Thomas L. Barbato
	Name:	Thomas L. Barbato
	Title:	Senior Vice President of Finance and Chief Financial Officer